Exhibit 99.4

COLONY FINANCIAL, INC.

Pro forma consolidated balance sheet of Colony Financial, Inc. as of September 30, 2010 and pro forma consolidated statements of operations for the nine months ended September 30, 2010 and for the period from June 23, 2009

(Date of Inception) to December 31, 2009 (unaudited)

COLONY FINANCIAL, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

(Unaudited)

	As Reported	Pro Forma
	September 30, 2010	Disposition Adjustments			Adjusted September 30, 2010
ASSETS
Investments in unconsolidated joint ventures	$244,254		$(1,728	)(a)	$242,526
Cash and cash equivalents	33,343		2,754	(a)	36,097
Loans receivable, net	14,719				14,719
Other assets	3,393				3,393

Total assets	$295,709		$1,026		$296,735

LIABILITIES AND EQUITY
Liabilities:
Accrued and other liabilities	$1,860	$			$1,860
Due to affiliate	1,439				1,439
Dividends payable	3,658				3,658
Deferred underwriting discounts and commissions payable to underwriters	5,750				5,750
Deferred underwriting discounts and commissions reimbursable to Manager	5,750				5,750

Total liabilities	18,457		—		18,457

Commitments and contingencies
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—				—
Common stock, $0.01 par value, 450,000,000 shares authorized, 14,631,000 shares issued and outstanding	146				146
Additional paid-in capital	275,291				275,291
Retained earnings	350		1,026	(a)	1,376
Accumulated other comprehensive income	1,292				1,292

Total stockholders’ equity	277,079		1,026		278,105
Noncontrolling interest	173				173

Total equity	277,252		1,026		278,278

Total liabilities and equity	$295,709		$1,026		$296,735

See notes to unaudited pro forma consolidated financial statements.

COLONY FINANCIAL, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Nine Months Ended September 30, 2010
		Pro Forma
	As Reported	Acquisition Adjustments		Disposition Adjustments		Adjusted
Income
Equity in income of unconsolidated joint ventures	$16,209	1,661	(b)	(181	)(d)(e)	$17,689
Interest income	1,294					1,294

Total income	17,503	1,661		(181)		18,983

Expenses
Base management fees	2,437	210	(c)			2,647
Investment expenses	344					344
Interest expense	50					50
Administrative expenses	2,666					2,666
Administrative expenses reimbursed to affiliate	839					839

Total expenses	6,336	210		—		6,546

Foreign exchange loss, net of gain on foreign currency hedge of $18	(52)					(52)

Income before income taxes	11,115	1,451		(181)		12,385
Income tax provision	(256)					(256)

Net income	10,859	1,451		(181)		12,129
Net income attributable to noncontrolling interest	14			—		14

Net income attributable to common stockholders	$10,845	1,451		(181)		$12,115

Net income per share:
Basic	$0.74					$0.83

Diluted	$0.73					$0.81

Weighted average number of common shares outstanding:
Basic	14,625,000					14,625,000

Diluted	14,912,500					14,912,500

See notes to unaudited pro forma consolidated financial statements.

COLONY FINANCIAL, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Period from June 23, 2009 (Date of Inception) to December 31, 2009
		Pro Forma
	As Reported	Acquisition Adjustments		Disposition Adjustments		Adjusted
Income
Equity in income of unconsolidated joint ventures	$663	2,393	(f)	(172	)(h)	$2,884
Interest income	428					428

Total income	1,091	2,393		(172)		3,312

Expenses
Base management fees	196	198	(g)			394
Investment expenses	175					175
Administrative expenses	816					816
Administrative expenses reimbursed to affiliate	302					302

Total expenses	1,489	198		—		1,687

Net (loss) income	(398)	2,195		(172)		1,625
Net income attributable to noncontrolling interest	2					2

Net (loss) income attributable to common stockholders	$(400)	2,195		(172)		$1,623

Net (loss) income per share:
Basic	$(0.06)					$0.23

Diluted	$(0.06)					$0.23	(i)

Weighted average number of common shares outstanding:
Basic	6,963,000					6,963,000

Diluted	6,963,000					7,099,000	(i)

See notes to unaudited pro forma consolidated financial statements.

COLONY FINANCIAL, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Pro Forma Adjustments

On June 30, 2010, ColFin FRB Investor, LLC (“FRB Investor”), an unconsolidated joint venture in which Colony Financial, Inc. (the “Company”) holds a 5.91% ownership interest, completed its previously announced acquisition of a 21.8% interest in First Republic Bank from Merrill Lynch Bank & Trust Company, a subsidiary of Bank of America Corporation. On December 14, 2010, First Republic Bank closed the initial public offering of 12,650,000 shares of its common stock (including 1,650,000 shares sold in connection with the exercise of the underwriters’ overallotment option). As part of First Republic Bank’s initial public offering, FRB Investor sold 1,948,477 shares of common stock in First Republic Bank.

The unaudited pro forma consolidated financial statements give effect to the acquisition of an approximate 1.3% indirect interest in First Republic Bank by the Company through its investment in FRB Investor on June 30, 2010 and the subsequent disposition of 7.2% of its investment on December 14, 2010. The Company’s pro forma balance sheet as of September 30, 2010 include adjustments to reflect the disposition as if it had occurred at that date. The statements of operations for the nine months ended September 30, 2010 and the period from June 23, 2009 (date of inception) to December 31, 2009 include adjustments to reflect the acquisition and disposition as if each had occurred at the beginning of each period presented. The following pro forma adjustments are included:

(a)	Represents the Company’s share of proceeds, reduction in investment in unconsolidated joint venture and gain on sale of approximately $2.7 million, $1.7 million and $1.0 million, respectively, resulting from the sale of approximately 1.9 million shares of First Republic Bank’s common stock by FRB Investor in connection with the closing of First Republic Bank’s initial public offering on December 14, 2010.

(b)	Represents recognition of the Company’s share of First Republic Bank’s net income for the six months ended June 30, 2010.

(c)	Represents additional base management fee the Company would have incurred for the six months ended June 30, 2010.

(d)	Represents the reduction of the Company’s share of First Republic Bank’s net income for the nine months ended September 30, 2010 resulting from the sale.

(e)	Does not include the non-recurring gain on sale of $1.0 million from disposition of interest in First Republic Bank.

(f)	Represents the Company’s share of First Republic Bank’s net income for the period from June 23, 2009 (date of inception) to December 31, 2009.

(g)	Represents additional base management fee the Company would have incurred for the period from June 23, 2009 (date of inception) to December 31, 2009.

(h)	Represents the reduction of the Company’s share of First Republic Bank’s net income for the period from June 23, 2009 (date of inception) to December 31, 2009 resulting from the sale.

(i)	Reflects the dilutive effect of common share equivalents outstanding related to common stock issuable to the Company’s Manager for reimbursement of underwriting discounts and commissions. Such shares were excluded in the historical diluted weighted average shares as the effect of their inclusion would have been antidilutive due to the reported net loss for the period from June 23, 2009 (date of inception) to December 31, 2009.